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Exhibit 99.1

Contacts:	Media—Jerry Ostergaard, Director of Public Relations, 630/522-5261
Investors—Andrew Albrecht, Vice President of Investor Relations, 404/475-4102
Company Contact—Thomas Lord, EVP of Corp. Develop. and CFO, 404/475-4100

ALLEGIANCE TELECOM ANNOUNCES RESTRUCTURING PLANS
AND FIRST QUARTER 2003 RESULTS

        DALLAS, May 14, 2003—Allegiance Telecom, Inc. (Nasdaq: ALGX), a facilities-based national local exchange carrier (NLEC), today announced that while its discussions with its senior creditors and other stakeholders are continuing, the Company will pursue its financial restructuring plans under Chapter 11 of the U.S. Bankruptcy Code. Allegiance believes that the filing will facilitate these negotiations while enabling it to conduct business as usual—offering high-quality, reliable telecommunications services to its customers in major markets across the United States.

        "Although we have not yet secured the agreement of our senior creditors, we believe we have a sound plan to restructure our balance sheet in line with current business realities," said Royce J. Holland, chairman and chief executive officer of Allegiance Telecom. "With approximately a quarter billion dollars of cash, Allegiance is free of the liquidity problems experienced by other telecom companies that have filed under Chapter 11. We believe this move is the best way to safeguard the value of our enterprise, reduce costs, and increase our competitive advantage in the market as we continue negotiations with our creditors."

        "We continue to make progress in re-orienting our business to focus on achieving free cash flow from operations," said Tom Lord, Allegiance's executive vice president for corporate development and chief financial officer. "We expect to emerge from this process with a stronger balance sheet which will enable us to better serve our customers and provide sustained facilities-based competition in the present communications market," said Lord.

Allegiance Announces First Quarter Results

        Allegiance also announced results for the first quarter ended March 31, 2003. The Company reported first quarter revenues of $204.6 million, a decrease of 0.2 percent, compared with fourth quarter 2002; and an increase of 26.2 percent compared with the first quarter of 2002.

        "We continued to shift our focus from rapid growth to making progress toward generating free cash flow from operations, a process that was initiated in the fourth quarter," added Holland. "Our focus on system and process upgrades resulted in improvements in customer service, billing, and the quality of our accounts receivable."

        The Company continues to see improved productivity and efficiency as it focuses its business on profitability. In 1Q03, the Company's revenue per employee increased to a record level of $220,100, an increase of $15,500 or approximately 7.6 percent over the revenue per employee for 4Q02 of $204,600 and an increase of $62,600 or approximately 39.7 percent over the revenue per employee for 1Q02 of $157,500.

        "Allegiance Telecom reduced its cash consumed in the first quarter, using approximately $20.7 million of its cash and short-term investments to fund its operations, capital expenditures and debt service requirements. This represents a reduction of $6.0 million from the $26.7 million used in the 4Q02. The improvement in cash consumption was primarily due to a continued focus on reducing operating and capital expenditures, and strong cash collections during the first quarter 2003. Capital expenditures were held to $9.2 million in 1Q03," said Lord.

        Allegiance Telecom had cash and short term investments totaling $263.6 million at the end of 1Q03. Days sales outstanding (DSOs) for 1Q03 was 59.5 days, a reduction of 7.5 days from the 67 days in 4Q02 and an improvement of 23.4 days compared with the 82.9 days from 1Q02.

Corporate Background

        Allegiance Telecom is a facilities-based national integrated communications provider headquartered in Dallas, Texas. As the leader in competitive local service for medium and small businesses, Allegiance offers "One source for business telecom™"—a complete package of telecommunications services, including local, long distance, international calling, high-speed data transmission and Internet services and a full suite of customer premise communications equipment and service offerings. Allegiance serves major metropolitan areas in the U.S. with its single source provider approach. Allegiance's common stock is currently traded on the NASDAQ National Market under the symbol ALGX.

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        Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. The words "believes," "expects," "estimates," "anticipates," "plans," "will be" and "forecasts" and similar words or expressions identify forward-looking statements made by or on behalf of the Company. These forward-looking statements were derived using numerous assumptions and are subject to many uncertainties and factors that may cause the actual results of the Company to be materially different from those stated in such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, the impact of the bankruptcy filing on the Company's business, the Company's ability to timely and effectively provision new customers; the Company's ability to retain existing customers; the Company's ability to obtain additional financing should it be necessary to do so; the Company's ability to develop and maintain efficient billing, customer service and information systems; and technological, regulatory or other developments in the industry and general economy that might adversely affect the Company. Additional factors are set forth in the Company's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2002. The Company does not undertake any obligation to update or revise any forward-looking statement made by it or on its behalf, whether as a result of new information, future events or otherwise.

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ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
	(unaudited)	(unaudited)
Revenues	$204,577	$162,095
Network Costs	111,453	82,078
Gross Margin %	45.5%	49.4%
Selling, General and Administrative	116,574	101,784
Depreciation, Amortization and Noncash Compensation	67,586	68,470

Loss From Operations	(91,036)	(90,237)
Other Income (Expense)
Interest Income	1,005	1,745
Interest Expense	(30,053)	(24,098)

Other Income (Expense), net	(29,048)	(22,353)
Net Loss Applicable to Common Stock	$(120,084)	$(112,590)

Net Loss Per Share, basic and diluted	$(1.00)	$(0.97)

Weighted Average Shares Outstanding, basic and diluted	120,443,391	115,727,554

Other Financial Data:
Capital Expenditures	9,190	39,822

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and short-term investments	$263,597	$284,266
Other current assets	158,552	172,112

Total current assets	422,149	456,378
PROPERTY AND EQUIPMENT
Property and equipment	1,522,896	1,516,175
Accumulated depreciation	(654,714)	(592,069)

Total property and equipment, net	868,182	924,106
NON-CURRENT ASSETS(1)	58,719	60,734

TOTAL ASSETS	$1,349,050	$1,441,218

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES	$206,673	$183,726
CURRENT PORTION OF LONG-TERM DEBT(2)	564,977	561,532
LONG-TERM DEBT—SENIOR SECURED CREDIT FACILITIES(3)	470,300	470,300
LONG-TERM DEBT—OTHER(2)(3)	169,770	169,391
OTHER LONG-TERM LIABILITIES	12,705	12,545
STOCKHOLDERS' (DEFICIT) EQUITY	(75,375)	43,724

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$1,349,050	$1,441,218

COMMON SHARES OUTSTANDING	124,778,137	124,830,110

Notes:

(1)
Includes restricted long-term investments of $3,881 and $881 at March 31, 2003 and December 31, 2002, respectively.

(2)
Reflects the reclassification of long term debt to current portion of long-term debt to reflect the effect of the reduction in long term debt as required under the interim amendment to the Senior Credit Agreement dated November 27, 2002.

(3)
As a result of the voluntary bankruptcy filing, there is an event of default under the Senior Credit Agreement and both indentures, and such defaults automatically accelerate all of the amounts payable under the Senior Credit Agreement and both indentures.

Selected Operational Statistics
(unaudited)

	As of March 31, 2003	As of December 31, 2002	As of September 30, 2002	As of March 31, 2002
Markets Served	New York	New York	New York	New York
	Dallas	Dallas	Dallas	Dallas
	Atlanta	Atlanta	Atlanta	Atlanta
	Fort Worth	Fort Worth	Fort Worth	Fort Worth
	Los Angeles	Los Angeles	Los Angeles	Los Angeles
	Chicago	Chicago	Chicago	Chicago
	Boston	Boston	Boston	Boston
	Oakland	Oakland	Oakland	Oakland
	San Francisco	San Francisco	San Francisco	San Francisco
	Philadelphia	Philadelphia	Philadelphia	Philadelphia
	Washington, D.C.	Washington, D.C.	Washington, D.C.	Washington, D.C.
	San Jose	San Jose	San Jose	San Jose
	Orange County	Orange County	Orange County	Orange County
	Houston	Houston	Houston	Houston
	No. New Jersey	No. New Jersey	No. New Jersey	No. New Jersey
	Long Island	Long Island	Long Island	Long Island
	San Diego	San Diego	San Diego	San Diego
	Detroit	Detroit	Detroit	Detroit
	Baltimore	Baltimore	Baltimore	Baltimore
	Denver	Denver	Denver	Denver
	St. Louis	St. Louis	St. Louis	St. Louis
	Cleveland	Cleveland	Cleveland	Cleveland
	Seattle	Seattle	Seattle	Seattle
	Miami	Miami	Miami	Miami
	Minneapolis/St. Paul	Minneapolis/St. Paul	Minneapolis/St. Paul	Minneapolis/St. Paul
	Phoenix	Phoenix	Phoenix	Phoenix
	Tampa	Tampa	Tampa	Tampa
	San Antonio	San Antonio	San Antonio	San Antonio
	Ft. Lauderdale	Ft. Lauderdale	Ft. Lauderdale	Ft. Lauderdale
	Austin	Austin	Austin	Austin
	Sacramento	Sacramento	Sacramento	Sacramento
	Portland	Portland	Portland	Portland
	White Plains	White Plains	White Plains	White Plains
	Ontario/Riverside	Ontario/Riverside	Ontario/Riverside	Ontario/Riverside
	Pittsburgh	Pittsburgh	Pittsburgh	Pittsburgh
	West Palm Beach/Boca Raton	West Palm Beach/Boca Raton	West Palm Beach/Boca Raton	West Palm Beach/Boca Raton
# of Markets	36	36	36	36
# of Switches	31	31	31	31
Central Office Colocations	854	849	835	815
Addressable Markets (Lines)	23,052,000	22,866,000	23,656,000	21,120,000
Sales Headcount(1)	1,027	1,118	1,290	1,632
Total Headcount(2)	2,901	3,081	3,409	4,096
CPE Business Headcount(3)	721	733	789	n/a
Lines Installed	1,447,400	1,422,800	1,389,200	1,139,400

Notes:

(1)
Sales Headcount includes Sales Team Managers, Account Executives and Sales Administrators

(2)
Excludes employees acquired in connection with the June 2002 acquisition of customer premise equipment provisioning and maintenance businesses

(3)
Includes employees acquired in connection with the June 2002 acquisition of customer premise equipment provisioning and maintenance businesses

ALLEGIANCE TELECOM, INC.
PERFORMANCE METRICS
(unaudited)

	Actual 2001				Actual 2002				Actual 2003
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Gross Margin %	51.6%	51.0%	51.4%	51.3%	49.4%	48.3%	46.1%	46.9%	45.5%
SG&A as % of Rev	79.9%	73.7%	70.9%	69.5%	62.8%	59.8%	52.0%	54.6%	57.0%
Annualized ($in 000's)
Average Revenue per Employee	$119.6	$128.8	$138.2	$150.2	$157.5	$169.1	$199.0	$204.6	$220.1
SG&A per Employee	95.6	94.9	98.0	104.4	98.9	101.1	103.6	111.7	125.4
Cum. Capital Expenditures per Line	1.3	1.2	1.2	1.2	1.1	1.0	0.9	0.9	0.9
Monthly:
Average Revenue per Line	$52.61	$51.58	$48.03	$50.08	$50.16	$51.54	$55.54	$48.58	$47.52
Network Expense per Line	25.46	25.28	23.36	24.41	25.40	26.64	29.93	25.78	25.89
SG&A per Line	42.05	38.00	34.07	34.81	31.50	30.81	28.90	26.52	27.08

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ALLEGIANCE TELECOM ANNOUNCES RESTRUCTURING PLANS AND FIRST QUARTER 2003 RESULTS
ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share and per share amounts)
ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share amounts)